Exhibit 5.1

June 24, 2022

Clipper Realty Inc.

4611 12th Avenue, Suite 1L

Brooklyn, New York 11219

Re:         Registration Statement on Form S-8

Ladies and Gentlemen:

We have served as Maryland counsel to Clipper Realty Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law relating to the registration by the Company of the offering and issuance of up to (collectively, the “Shares”) (i) 1,300,000 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), that the Company may issue pursuant to the Omnibus Plan (as defined below) and (ii) 500,000 Shares of Common Stock that the Company may issue pursuant to the Director Plan (as defined below), covered by the above-referenced Registration Statement, and all amendments thereto (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.    The Registration Statement;

2.    The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3.    The Bylaws of the Company, certified as of the date hereof by an officer of the Company;

4.    A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

5.    The Clipper Realty Inc. 2015 Omnibus Incentive Compensation Plan, in the form filed as Exhibit 10.11 to the Company’s Registration Statement on Form S-11, filed confidentially with Commission on Form DRS/A on December 23, 2015 (Commission File No. 377-01190), as amended by the First Amendment to the Clipper Realty Inc. 2015 Omnibus Incentive Compensation Plan, in the form attached as Appendix A to the Company’s Proxy Statement, dated April 29, 2020 (Commission File No. 001-38010), filed with the Commission on April 29, 2020 and the Second Amendment to the Clipper Realty Inc. 2015 Omnibus Incentive Compensation Plan, in the form attached as Appendix A to the Company’s Proxy Statement, dated May 2, 2022 (Commission File No. 001-38010), filed with the Commission on May 2, 2022 (as so amended, the “Omnibus Plan”);

Clipper Realty Inc.

June 24, 2022

6.    The Clipper Realty Inc. 2015 Non-Employee Director Plan, in the form filed as Exhibit 10.12 to the Company’s Registration Statement on Form S-11, filed confidentially with Commission on Form DRS/A on December 23, 2015 (Commission File No. 377-01190), as amended by the First Amendment to the Clipper Realty Inc. 2015 Non-Employee Director Plan, in the form attached as Appendix B to the Company’s Proxy Statement, dated April 29, 2020 (Commission File No. 001-38010), filed with the Commission on April 29, 2020, and the Second Amendment to the Clipper Realty Inc. 2015 Non-Employee Director Plan, in the form attached as Appendix B to the Company’s Proxy Statement, dated May 2, 2022 (Commission File No. 001-38010), filed with the Commission on May 2, 2022 (the “Director Plan” and, together with the Omnibus Plan, the “Plans”);

7.    Resolutions (the “Resolutions”) adopted by the Board of Directors of the Company, relating to the registration and issuance of the Shares, certified as of the date hereof by an officer of the Company;

8.    The Company’s Current Report on Form 8-K (Commission File No. 001-38010), filed with the Commission on June 15, 2022, reporting the results of matters voted on by the Company’s stockholders at the Company’s 2022 annual meeting of stockholders;

9.    A certificate executed by an officer of the Company, dated as of the date hereof; and

10.    Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.    Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.    Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.    Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

Clipper Realty Inc.

June 24, 2022

4.    All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.    None of the Shares will be issued in violation of any restriction or limitation contained in the Charter. Upon any issuance of Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

6.         Each option, award, right or other security exercisable or exchangeable for a Share pursuant to the Plans (each, an “Award”) will be duly authorized and validly granted in accordance with the Plans, and each Award will be exercised or exchanged in accordance with the terms of the Plans and such Award, including any option or award agreement entered into in connection therewith.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.    The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.    The issuance of the Shares has been duly authorized and, when and if issued and delivered by the Company pursuant to the Resolutions and the Plans, the Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning federal law or the laws of any other jurisdiction. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

Clipper Realty Inc.

June 24, 2022

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours, /s/ Venable LLP